                                        February 28, 2000



Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004

         Re:  Alliance Select Investor Series, Inc. -
              Technology Portfolio

Ladies and Gentlemen:

         We have acted as special Maryland counsel for Alliance Select Investor Series, Inc., a Maryland corporation (the "Fund"), in connection with the issuance of shares of the Class A Common Stock, Class B Common Stock, and Class C Common Stock of its Technology Portfolio (the "Portfolio"), par value $.001 per share (each a "Class" and, collectively, the "Shares").

         As special Maryland counsel for the Fund, we are familiar with its Charter and Bylaws. We have examined the prospectus with respect to the Portfolio included in Post-Effective Amendment No. 4 to its Registration Statement on Form N-1A, File Nos. 333-8818; 811-9176 (the "Registration Statement"), substantially in the form in which it is to become effective (the "Prospectus"). We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

         We have also examined and relief upon such corporate records of the Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures on documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based on such examination, we are of the opinion that:

         1. The Fund is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

         2. The Shares of the Portfolio to be offered for sale pursuant to the Prospectus are, to the extent of the respective number of Shares of each Class of the Portfolio authorized to be issued by the Fund in its Charter, duly authorized and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly and legally issued and will be fully paid and nonassessable under the laws of the State of Maryland.

         This letter expresses our opinion with respect to the Maryland General Corporation Law. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

         You may rely upon our foregoing opinion in rendering your opinion to the Fund that is to be filed as an exhibit to the Registration Statement. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Statement of Additional Information supplementing the Prospectus under the caption "Counsel". We do not thereby admit that we are "experts" within the meaning of the Securities Act of 1933 and the regulations thereunder.

                             Very truly yours,


                             /s/ Venable, Baetjer and Howard, LLP






















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